UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2019

SSB BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55898	82-2776224
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8700 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 837-6955

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 9, 2019, the Audit Committee of the Board of Directors of SSB Bancorp, Inc. (the “Company”) concluded that the Company’s interim consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and Quarterly Report on Form 10-Q for the period ended September 30, 2018 should no longer be relied upon. The Company has previously disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended by Amended Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 31, 2018 (see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Revision of Prior Period Financial Statements”), the accounting matters underlying the Audit Committee’s conclusion.

The Company intends to file an amendment to each of its Quarterly Report on Form 10-Q for the period ended June 30, 2018 and Quarterly Report on Form 10-Q for the period ended September 30, 2018 containing restated interim consolidated financial statements for the respective periods as soon as practicable.

The Audit Committee has discussed with the Company’s independent registered public accountant the matters disclosed in this Item 4.02(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SSB BANCORP, INC.

Dated: August 13, 2019	By:	/s/ J. Daniel Moon, IV
J. Daniel Moon, IV
President and Chief Executive Officer